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                                                               EXHIBIT 32

                             EXECUTIVE AGREEMENT

    THIS EXECUTIVE AGREEMENT is made as of the _____ day of _______, 1995.


BETWEEN:

    THE LOEWEN GROUP INC. and its subsidiaries, bodies corporate and having an office at 4126 Norland Avenue, Burnaby, British Columbia, Canada V5G 3S8 or at Suite 800, 50 East River Center Boulevard, Covington, Kentucky 41011

    (together the "COMPANY")

                                                              OF THE FIRST PART:

AND:

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         of
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         ------------------------------------------

         (the "EXECUTIVE")

                                                             OF THE SECOND PART.

WHEREAS:

A. Executive is employed by Company in a senior executive or management capacity;

B. Executive has senior duties and responsibilities in connection with the conduct of Company's business which places Executive in a special and uncommon classification of employees;

C. Executive, by virtue of his/her position, has extraordinary access to Company's confidential and proprietary business information;

D. Company has developed a new equity incentive program for executives described generally as the management equity investment program ("MEIP"); the MEIP will be in addition to existing employment benefits provided to Executive;

E. Executive, by virtue of his/her position and of his/her level of performance, is eligible to be considered for participation in the MEIP;

F. A condition of Executive's continuing participation in the MEIP is the continuance by Executive of his/her level of performance as at the date hereof.

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G.  A condition of Executive being able to participate in the MEIP is the
    Executive entering into this Executive Agreement, it being the mutual wish of Executive and Company that there be a clear understanding between the parties upon the matters following;

    NOW THEREFORE this Agreement witnesses that in consideration of the premises and of the mutual benefits and obligations hereinafter expressed and of other good and valuable consideration (the benefit and sufficiency of which being hereby acknowledged) the parties agree, each with the other, as follows:

1. The parties hereby acknowledge and confirm their agreement with the content of Recitals A through G preceding.

2. Executive hereby confirms his/her request to participate in the MEIP and Company hereby confirms acceptance of Executive's participation in the MEIP. Particulars of such participation shall be as confirmed from time to time between Company and Executive.

3. As part of Executive's fiduciary duties to Company, Executive agrees that during his/her employment by Company, Executive shall promptly disclose in writing to Company all information, ideas, concepts, improvements, or discoveries whether or not reduced to practise, which are conceived, developed, made or acquired by Executive, either individually or jointly with others, and which relate to the business, products or services of Company.

4. As part of Executive's fiduciary duties to Company, Executive agrees to protect and safeguard Company's proprietary or confidential information, ideas, concepts, improvements, discoveries and inventions and shall not, either during his/her employment by Company or thereafter, directly or indirectly, use for his/her own benefit or for the benefit of another or disclose to another any of such proprietary or confidential information, ideas, concepts, improvements, discoveries or inventions of Company.

5. In addition to the other obligations agreed to by Executive in this Agreement, Executive agrees that during his/her employment by Company and for the two years following the termination of his/her employment for any reason he/she shall not at any time, directly or indirectly, induce, entice, or solicit any employee of Company to leave his/her employment.

6. (a) Executive acknowledges and agrees that he/she serves in a special capacity for Company and, as such, is not engaged in a common calling.

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    (b)  Executive hereby covenants with Company that from the date hereof until two years immediately following the date of termination of employment of Executive for any reason, Executive shall not in any of the business territories in which Company or any of its subsidiaries is presently or at the time of termination conducting business, directly or indirectly, for his/her own account, or as a partner, member, employee, consultant, advisor or agent of any partnership or joint venture, or as a trustee, officer, director, shareholder, employee, consultant, advisor or agent of any corporation, trust, or other business organization or entity, own, manage, join, participate in, encourage, support, finance, be engaged in, have an interest in, give financial assistance or advice to, permit his/her name to be used in connection with or be concerned in any way in the ownership, management, operation or control of, or be connected in any manner with any business which is or may be in the funeral, mortuary, crematory, cemetery, ambulance, burial or funeral or cemetery insurance business (including pre-arrangement or pre-need), or any business related to any of the foregoing.

    (c) Executive acknowledges and agrees that this covenant not to compete is necessary and fundamental to the business of Company, is not contrary to the public interest, and that covenants not to compete are an important and recognized part of the funeral and cemetery businesses.

    (d) Executive agrees that the remedy of Company in law for damages for any actual or threatened breach of this Agreement by Executive would be inadequate and that accordingly Company in the event of actual or threatened breach shall be entitled to specific performance hereof, injunctive relief, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order.

7. This Agreement is in addition to and does not replace, preempt or affect any other agreements between Executive and Company. Nothing in the MEIP or in this Agreement shall confer upon Executive the right to continued employment with the Company or the right to participate in any other present or future benefit plan that the Company presently offers or may offer to certain of its employees.

8. This Agreement shall survive and remain in effect despite any future modifications or termination of the MEIP.

9. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof is held by a court of competent jurisdiction to be prohibited or invalid, such prohibition or invalidity shall not affect the remaining provisions of this Agreement. In the event, a court of competent jurisdiction shall determine in whole that the

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    covenants contained in Section 6 above are invalid or unenforceable for any reason, Executive and Company hereby request that such court reform the provisions hereof in a manner to cause such covenants herein to be enforceable as closely as possible to the way in which they were originally written.

10. The provisions of this Agreement shall be construed in accordance with ______________ law and _____________ shall be the venue for adjudication of any dispute relating to this Agreement.

11. This Agreement may be amended only by written instrument signed by both parties.

    EXECUTED by the parties hereto as of the day and year first above written.


                             THE LOEWEN GROUP INC.


                             BY:
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SIGNED by the Executive      )
in the presence of:          )
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Signature                    )
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Name                         )
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Address                      )
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Occupation                   )